Exhibit 1.2

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY HUSKY ENERGY INC., TO PURCHASE ALL ISSUED AND OUTSTANDING COMMON SHARES OF MEG ENERGY CORP. TOGETHER WITH THE ASSOCIATED RIGHTS ISSUED AND OUTSTANDING UNDER THE SHAREHOLDER RIGHTS PLAN OF MEG ENERGY CORP. (INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN)).

LETTER OF TRANSMITTAL

for deposit of Common Shares

(together with associated rights issued under the shareholder rights plan (“SRP Rights”))

of

MEG ENERGY CORP.

pursuant to the offer dated October 2, 2018 made by

HUSKY ENERGY INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JANUARY 16, 2019 (THE “EXPIRY TIME”) UNLESS THE OFFER IS ACCELERATED, EXTENDED OR WITHDRAWN IN ACCORDANCE WITH ITS TERMS.

Pursuant to the offer dated October 2, 2018 (the “Offer”) made by Husky Energy Inc. (“Husky” or the “Offeror”), to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding common shares (“Common Shares”) of MEG Energy Corp. (“MEG”), together with the associated SRP Rights, holders of Common Shares (the “Shareholders”) can choose, subject in each case to pro-ration as set out in the Offer to Purchase and Circular (as defined herein):

(i) to receive $11.00 for each Common Share (“Cash Consideration”);

(ii) to receive 0.485 of a Husky Share for each Common Share (“Share Consideration”);

(iii) to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares; or

(iv) to be an “Electing Shareholder” that will have the opportunity to file a joint tax election with the Offeror and such Shareholder must also choose to receive Share Consideration for all of their Common Shares or to receive a blend of Cash Consideration and Share Consideration for each of their Common Shares.

Only Shareholders that are resident in Canada for purposes of the Tax Act and not exempt from Canadian income tax may choose to be an Electing Shareholder by completing Step 2B herein. As described in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations,” Electing Shareholders will be entitled to file a joint tax election with the Offeror and may realize a greater tax deferral than those Canadian resident Shareholders who receive some Share Consideration and some Cash Consideration but who do not choose to be an Electing Shareholder. Even Shareholders who choose to receive only Share Consideration should consider choosing to be an Electing Shareholder because they may receive some Cash Consideration (notwithstanding their choice to receive only Share Consideration) as a result of the Maximum Share Consideration and the pro-rationing of the Share Consideration and the Cash Consideration described in the Offer to Purchase.

Shareholders should consult their own tax advisors to determine the particular tax consequences to them of a disposition of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction, including whether it would be beneficial for that Shareholder to choose to be an Electing Shareholder. Holders of Convertible Securities should consult their own tax advisors having regard to their own personal circumstances.

Note:

Shareholders depositing Common Shares must complete the following steps, as set out in this Letter of Transmittal

1.	Step 1 – The Common Shares Being transmitted, on page 3

2.	Step 2:

2A – Choices for Cash and/or Shares - FOR SHAREHOLDERS THAT ARE NOT ELECTING SHAREHOLDERS, on page 5; OR

2B – Choices for Cash and/or Shares - FOR ELECTING SHAREHOLDERS, on page 6

3.	Step 3 – Provide Husky With the Following Information, on page 8

4.	Step 4 – Shareholder Signature, on page 12

5.	Step 5 – Make the Following Declarations, on page 13

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. The Offer to Purchase and accompanying Circular dated October 2, 2018 (the “Offer to Purchase and Circular”) contain important information and Shareholders are urged to read the Offer to Purchase and Circular in its entirety. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer to Purchase and Circular have the respective meanings ascribed thereto in the Offer to Purchase and Circular.

Shareholders that reside in the U.S. are urged to read “Notice to U.S. Shareholders” on page 17 of this Letter of Transmittal.

All dollar references in this Letter of Transmittal refer to Canadian dollars, except where otherwise indicated.

The Depositary and the Information Agent (the address and telephone number of which are on the back page of this Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Letter of Transmittal.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE OF THIS LETTER OF TRANSMITTAL WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

Please read carefully the Instructions set forth on page 19 before completing this Letter of Transmittal.

TO:	HUSKY ENERGY INC.

AND TO:	AST TRUST COMPANY (CANADA), as Depositary

STEP 1: THE COMMON SHARES BEING TRANSMITTED

The undersigned delivers to you the enclosed Certificate(s) representing Common Shares deposited under the Offer. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Common Shares upon the terms and conditions contained in the Offer and hereby assigns all right, title and interest therein to the Offeror. Unless waived by the Offeror, Shareholders are required to deposit the SRP Right associated with each Common Share prior to the Expiry Time in order to effect a valid deposit of the Common Share under the Offer or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. The undersigned understands that by depositing Common Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights. The following are the details of the enclosed Certificate(s):

BOX 1

DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)

Certificate Number(s) (if available)	Name(s) in which Registered (please fill in exactly as name(s) appear(s) on Certificate(s))	Total Number of Common Shares Represented by Certificate*	Number of Deposited Common Shares*

TOTAL:

SRP RIGHTS**

(To be completed if necessary.)

Certificate Number(s) (if available)	Name(s) in which Registered (please fill in exactly as name(s) appear(s) on Certificate(s))	Total Number of SRP Rights Represented by Certificate*	Number of Deposited SRP Rights*

TOTAL:

*

Unless otherwise indicated, the total number of Common Shares and SRP Rights evidenced by all Certificates delivered will be deemed to have been deposited. See Instruction 7 of this Letter of Transmittal, “Partial Deposits”.

**

The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights, or such other written document (including without limitation a Direct Registration System statement or other book-entry confirmation) evidencing registered ownership of the SRP Rights (“Rights Certificates”). If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by MEG to the Shareholders prior to the time that the undersigned’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with this Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Common Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below and in the Offer to Purchase and Circular. See Instruction 2, “Procedure for Guaranteed Delivery”. In any case, a deposit of Common Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX after the date that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive from a Shareholder, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Common Shares deposited by the undersigned.

STEP 2A: CHOICES FOR CASH AND/OR SHARES (NON-ELECTING SHAREHOLDERS)

If you are a resident of Canada and desire to be an Electing Shareholder, please proceed to page 6 and DO NOT complete this Step 2A

Pursuant to the Offer, the undersigned hereby chooses to receive one of the following forms of consideration for each of its Common Shares. Shareholders may choose to receive the Cash Consideration (Option 1) OR the Share Consideration (Option 2) OR the Cash Consideration for some of their Common Shares and the Share Consideration for their remaining Common Shares (Option 3).

Shareholders may choose only ONE of the Options below:

Option 1 – CASH CONSIDERATION

☐ Shareholders who check this box will receive $11.00 in cash for each Common Share deposited pursuant to the Offer (subject to pro-ration as set out in the Offer to Purchase).

Option 2 – SHARE CONSIDERATION

☐ Shareholders who check this box will receive 0.485 of a Husky Share for each Common Share deposited pursuant to the Offer (subject to pro-ration as set out in the Offer to Purchase).

Option 3 – COMBINATION of CASH CONSIDERATION and SHARE CONSIDERATION

☐ Shareholders who check this box will receive $11.00 in cash for each Common Share deposited for Cash Consideration as specified below (subject to pro-ration as set out in the Offer to Purchase and Circular) and 0.485 of a Husky Share for each Common Share deposited for Share Consideration as specified below (subject to pro-ration as set out in the Offer to Purchase):

                                          Common Shares deposited for Cash Consideration; and

                                          Common Shares deposited for Share Consideration.

The total number of Common Shares tendered under Option 3 — Combination of the Cash Consideration and the Share Consideration must equal the total number of Common Shares tendered to the Offer.

Any holder of Common Shares, other than an Electing Shareholder, who does not properly choose any of the Cash Consideration or the Share Consideration for each of their Common Shares in this Letter of Transmittal with respect to any Common Shares deposited by such holder pursuant to the Offer will be deemed to have chosen Option 2 — The Share Consideration, subject to pro-ration as set out in the Offer to Purchase.

STEP 2B: CHOICES FOR SHARES AND/OR CASH AND SHARES (SHAREHOLDERS THAT ARE ELECTING SHAREHOLDERS)

If you are NOT a resident of Canada OR DO NOT desire to be an Electing Shareholder, please complete the choices on page 5 and DO NOT complete this Step 2B

As described in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”, a Shareholder who is resident in Canada and who is not exempt from Canadian tax under the Tax Act may choose to be an Electing Shareholder and to opt out of the automatic allocation of consideration and the partial tax deferred rollover treatment available under subsection 85.1(1) of the Tax Act. The potential advantage of this approach and the filing of a joint tax election with the Offeror under subsection 85(1) or (2) of the Tax Act is that an Electing Shareholder who holds Common Shares as capital property and sells such shares to the Offeror under the Offer may be able to limit the amount of capital gain which would otherwise arise on the disposition to the amount by which the cash received on the disposition of Common Shares exceeds the aggregate adjusted cost base of all of the Common Shares disposed of on the exchange, and thereby achieve a greater tax deferral.

A Shareholder who chooses to be an Electing Shareholder and receives any Cash Consideration but does not make a joint election with the Offeror under subsection 85(1) or (2) of the Tax Act in the prescribed form and within the time prescribed by subsection 85(6) of the Tax Act will not be entitled to any potential tax deferred rollover treatment under: (i) subsection 85(1) or (2); or (ii) subsection 85.1(1) of the Tax Act.

It will be the responsibility of each Electing Shareholder who wishes to make a joint election with the Offeror under subsection 85(1) or (2) of the Tax Act to obtain the necessary election form from the CRA (and, to the extent applicable, any provincial tax authority), to fully complete the form(s) indicating, among other requirements, the number and the adjusted cost base of the Common Shares disposed of and the elected amount, to sign the form(s) where required, and to forward the signed form(s) to the Offeror within 90 days following the Expiry Time. Thereafter, subject to the form(s) complying with the provisions of the Tax Act (and any provincial taxation legislation, as applicable), the Offeror will sign the forms and return them to the Electing Shareholder for filing by the Electing Shareholder with the CRA (and any provincial income tax authority).

Electing Shareholders considering making a joint election with the Offeror under subsection 85(1) or (2) of the Tax Act should consult their own tax advisors to determine the Canadian tax consequences to them of the recognition of a capital gain as a result of the transfer of their Common Shares to the Offeror and as to the advisability of making such an election, and if so, the selection of an elected amount therein. Electing Shareholders should consult their own tax advisors to determine whether any separate election forms must be filed with any provincial taxing authority. Compliance with the requirements to ensure the validity of the election form on a timely basis will be the sole responsibility of the Electing Shareholder making the election, and the Offeror will not be liable for any loss or damage resulting from the late filing of any election form or from the invalidation of any election form.

STEP 2B: CHOICES FOR SHARES AND/OR CASH AND SHARES (ELECTING SHAREHOLDERS)

(continued)

Pursuant to the Offer, the undersigned Electing Shareholder hereby chooses to receive one of the following forms of consideration for all of its Common Shares. Electing Shareholders may choose to receive the Share Consideration for all of their Common Shares, subject to pro-ration as set out in the Offer to Purchase (Option 1) OR a blend of Cash Consideration and Share Consideration for each of their Common Shares in a single disposition, subject to pro-ration as set out in the Offer to Purchase (Option 2).

Electing Shareholders may choose only ONE of the Options below:

Option 1 – SHARE CONSIDERATION

☐ Electing Shareholders who check this box will receive 0.485 of a Husky Share for each Common Share deposited pursuant to the Offer (subject to pro ration as set out in the Offer to Purchase).

Option 2 – COMBINATION of CASH CONSIDERATION and the SHARE CONSIDERATION

☐ The undersigned Electing Shareholder hereby chooses to receive $                 per Common Share (designated cash amount preferred, not to exceed $11.00 in cash for each Common Share) with the balance to be paid by a fraction of a Husky Share where the numerator is equal to the Cash Consideration ($11.00) minus the amount of cash per Common Share the Electing Shareholders chose to receive; and the denominator is the implied price of a Husky Share based on $11.00 per Common Share and an exchange ratio of 0.485 of a Husky Share per Common Share (subject, in each case, to pro-ration as set out in the Offer to Purchase).

Any Electing Shareholder who does not properly choose a blend of Cash Consideration and Share Consideration for each of their Common Shares in this Letter of Transmittal, with respect to the Common Shares deposited by such holder pursuant to the Offer will be deemed to have chosen Option 1 to receive Share Consideration for all of its Common Shares, subject to pro-ration as set out in the Offer to Purchase.

STEP 3: PROVIDE HUSKY WITH THE FOLLOWING INFORMATION

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A PAYMENT INSTRUCTIONS (see Instruction #3) ISSUE HUSKY SHARES and/or CHEQUE IN THE NAME OF: (please print or type)

(Name)

(Street Address and Number)

(City and Province/State)

(Country and Postal/Zip Code)

(Telephone – Business Hours)

(Tax Identification or Social Insurance or Social Security Number)

BLOCK B DELIVERY INSTRUCTIONS SEND HUSKY SHARES and/or CHEQUE (unless BLOCK C is checked) TO: (please print or type) ☐ Same as address in Block A or to:

(Name)

(Street Address and Number)

(City and Province/State)

(Country and Postal/Zip Code)

(Telephone – Business Hours)

BLOCK C

SPECIAL PICK-UP INSTRUCTIONS

☐	HOLD HUSKY SHARE CERTIFICATE and/or CHEQUE, AS APPLICABLE, FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED
(Check box)

BLOCK D

STATUS AS RESIDENT HOLDER

To be completed by all Shareholders by selecting one box below

Indicate whether you are a resident of Canada for tax purposes

☐	The undersigned represents that it is a resident of Canada for tax purposes; OR

☐	The undersigned represents that it is NOT a resident of Canada for tax purposes

A Shareholder who does not check either of the boxes above will be deemed to be a person that is NOT a resident of Canada for Canadian tax purposes.

BLOCK E

STATUS AS U.S. HOLDER

TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW

(See Instruction 9)

Indicate whether you are a U.S. Holder or are acting on behalf of a U.S. Holder:

☐	The person signing on Block I represents that it is not a U.S. Holder and is not acting on behalf of a U.S. Holder.

☐	The person signing on Block I is a U.S. Holder or is acting on behalf of a U.S. Holder.

A “U.S. Holder” is any holder of Common Shares that is either (A) providing an address in Block A, B, or I that is located within the United States or any district, territory or possession thereof or (B) that is a U.S. Person for Tax Purposes as defined in Instruction 9.

If you are a U.S. Holder or are acting on behalf of a U.S. Holder then in order to avoid possible U.S. backup withholding, you must complete the Form W-9 included herein or the appropriate IRS Form W-8, as provided in Instruction 9.

BLOCK F

RESIDENCE OF U.S. HOLDERS

A U.S. Holder residing in any of the U.S. states, districts or territories of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Montana, Nebraska, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, Texas, Utah, Virginia, Washington, West Virginia or Wyoming (collectively, the “Restricted States”) may NOT elect to receive any Husky Shares UNLESS such U.S. Holder qualifies as an “exempt institutional investor” under the securities laws of the applicable Restricted State.

Any Shareholder who resides in one of the Restricted States and who wishes to tender its Common Shares in exchange for any Husky Shares must certify by checking the appropriate box below that such Shareholder qualifies as an “exempt institutional investor” in such jurisdiction.

The undersigned represents that it:

☐	Is NOT a resident of one of the Restricted States; or

☐	Is a resident of a Restricted State (in which case, complete the choice in the next sentence)

If the box above representing that the U.S. Holder is a resident of one of the Restricted States has been checked, then the undersigned further represents that it:

☐	Qualifies; or

☐	Does NOT qualify

as an “exempt institutional investor” under the securities laws of such Restricted State. A Shareholder that resides in a Restricted State and that does not qualify as an “exempt institutional investor” under the securities laws of such Restricted State will be deemed to have chosen only Cash Consideration.

BLOCK G

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder

Date of Execution of Notice of Guaranteed Delivery

Window Ticket Number (if any)

Name of Institution which Guaranteed Delivery

BLOCK H

DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER

(See Instruction 8)

The owner signing this Letter of Transmittal represents that the dealer or broker who solicited and obtained this deposit is: (please print or type)

(Firm)	(Registered Representative)	(Telephone Number)

☐	CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED

STEP 4: SHAREHOLDER SIGNATURE

By signing below, the undersigned expressly agrees to the terms and conditions set forth in this Letter of Transmittal.

This Letter of Transmittal must be signed below by the registered Shareholder(s) exactly as name(s) appear(s) on the Certificate(s) representing the Deposited Common Shares, or by person(s) authorized to become registrant holder(s) by Certificate(s) and documents transmitted herewith, or, pursuant to Instruction 5, by a fiduciary or authorized representative.

BLOCK I

SIGNATURE

Signature guaranteed by (if required under Instruction 3):	Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Shareholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number

Address (where Shareholder resides)

Email Address

STEP 5: MAKE THE FOLLOWING DECLARATIONS

The abovesigned hereby acknowledges receipt of the Offer to Purchase and Circular and acknowledges that there will be a binding agreement between the abovesigned and the Offeror effective immediately following the time at which the Offeror takes up the Common Shares covered by this Letter of Transmittal (the “Deposited Common Shares”) and delivers them to the Depositary in accordance with the terms and subject to the conditions of the Offer. The abovesigned represents and warrants that:

(a)	the abovesigned has received the Offer to Purchase and Circular;

(b)

the abovesigned has full power and authority to deposit, sell, assign and transfer the Deposited Common Shares and all rights and benefits arising from such Deposited Common Shares, including, without limitation, the benefit of any and all dividends, distributions, payments, securities, property or other interests including SRP Rights that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Common Shares or any of them on and after the date of the Offer, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”), to the Offeror;

(c)	the abovesigned has good title to and is the beneficial owner of the Deposited Common Shares and any Distributions deposited under the Offer;

(d)

the Deposited Common Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Common Shares or Distributions, to any other person;

(e)	the deposit of the Deposited Common Shares and Distributions complies with applicable Laws; and

(f)

when the Deposited Common Shares are taken up and paid for by the Offeror, the Offeror will acquire good title thereto (and to any Distributions), free and clear of all security interests, liens, restrictions, charges, encumbrances, claims and rights of others.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, on the terms and subject to the conditions set forth in the Offer and in this Letter of Transmittal, subject only to withdrawal rights set out in the Offer, the abovesigned irrevocably accepts the Offer for and in respect of the Deposited Common Shares and (unless deposit is made pursuant to the procedure for book-entry transfers) delivers to the Offeror the enclosed Common Share Certificate(s) and Rights Certificate(s), if applicable, representing the Deposited Common Shares and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Common Shares and in and to all rights and benefits arising from such Deposited Common Shares including, without limitation, the SRP Rights, whether or not separated from the Common Shares, and any and all Distributions.

The abovesigned acknowledges that under certain circumstances the Offeror may, among other things, (i) vary the terms of the Offer, including, without limitation, by extending or abridging the period during which Common Shares may be deposited under the Offer where permitted by Law (see Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”), or (ii) make such adjustments as it considers appropriate to the consideration payable by the Offeror under the Offer and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect any changes on or after the date of the Offer in the Common Shares or MEG’s capitalization (including, without limitation, the division, combination, reclassification, consolidation or conversion of the Common Shares, the issuance of any Common Shares, the issuance, grant or sale of any Convertible Securities, or the disclosure that MEG has taken or intends to take any such action) (see Section 9 of the Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”). In addition, the abovesigned acknowledges that if, on or after the date of the Offer, MEG should declare, set aside, allot or reserve any Distributions that are payable or distributable to Shareholders on a record date prior to the date of transfer into the name of the Offeror or its intermediary or transferee on the securities registers maintained by or on behalf of MEG in respect of Common Shares, then the Offeror may reduce the consideration payable by the Offeror under the Offer or the abovesigned may be required to promptly transfer to the Offeror such Distributions, all in accordance with the terms of the Offer (see Section 9 of the Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”).

If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by MEG to the Shareholders prior to the time that the holder’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with this Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Common Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. See Instruction 2, “Procedure for Guaranteed Delivery”.

In any case, a deposit of Common Shares constitutes an agreement by the abovesigned to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Common Shares deposited by the abovesigned.

The abovesigned irrevocably constitutes and appoints, effective at and after the time (the “Effective Time”) that the Offeror takes up the Deposited Common Shares, each director and officer of the Offeror and any other person designated by the Offeror in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Deposited Common Shares (which Deposited Common Shares upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Shareholder:

(a)	to register or record the transfer and/or cancellation of such Purchased Securities to the extent consisting of securities on the appropriate securities registers maintained by or on behalf of MEG;

(b)

for so long as any such Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Laws), as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all such Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Shareholder in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of MEG;

(c)

to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Shareholder; and

(d)	to exercise any other rights of a Shareholder with respect to such Purchased Securities.

The abovesigned accepts the Offer under the terms of this Letter of Transmittal (including by book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Common Shares or any Distributions. The abovesigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Common Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Common Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 7 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”.

The abovesigned also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of MEG and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The abovesigned covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority herein conferred or agreed to be conferred is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the abovesigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the abovesigned and all obligations of the abovesigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the abovesigned.

The Depositary will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares under the Offer.

All cash payments under the Offer will be made in Canadian dollars.

No certificates representing fractional Husky Shares shall be issued under the Offer. In lieu of any fractional Husky Shares, each Shareholder otherwise entitled to a fractional interest in Husky Shares will receive the nearest whole number of Husky Shares. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of Husky Shares to be issued will be rounded up to the nearest whole number and where such fractional interest is less than 0.5, the number of Husky Shares to be issued will be rounded down to the nearest whole number. In calculating such fractional interests, all Common Shares registered in the name of or beneficially held by such Shareholder or his or her nominee shall be aggregated.

Settlement with each Shareholder who has deposited (and not withdrawn) Common Shares under the Offer will be made by the Depositary issuing or causing to be issued a cheque (except for payments in excess of $25 million, which will be made by wire transfer, as set out in this Letter of Transmittal) payable in Canadian funds and/or a certificate for Share Consideration, as applicable, in the amount to which the person depositing Common Shares is entitled. Unless otherwise directed by this Letter of Transmittal, the cheque and/or certificate for Share Consideration, as applicable, will be issued in the name of the registered holder of the Common Shares so deposited. Unless the person depositing the Common Shares instructs the Depositary to hold the cheque and/or certificate for Share Consideration, as applicable, for pick-up by checking the appropriate box in this Letter of Transmittal, the cheque and/or certificate for Share Consideration, as applicable, will be forwarded by first class mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the cheque and/or certificate for Share Consideration, as applicable, will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of MEG. Cheques and/or certificates for Share Consideration, as applicable, mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder.

The abovesigned understands that no physical certificate(s) for Share Consideration will be issued as Share Consideration to Shareholders upon take-up and payment for the Deposited Common Shares; rather, a DRS Statement will be delivered by the Depositary and Share Consideration will be held in the name of the applicable Shareholder and registered electronically in the Offeror’s records.

The abovesigned further understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of Common Shares purchased by the Offeror, regardless of any delay in making payments for Common Shares.

Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment of Cash Consideration to the abovesigned in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the abovesigned involving a payment in excess of $25 million, if applicable, will be made only in accordance with wire transfer instructions provided by the abovesigned to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the abovesigned promptly following the Expiry Time for purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the abovesigned of wire transfer instructions will not entitle the abovesigned to interest or other compensation in addition to the amounts to which the abovesigned is entitled pursuant to the Offer.

Any Deposited Common Shares that are not taken up and paid for by the Offeror under the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either (i) sending Certificates representing the Common Shares not purchased by first class mail to the address of the depositing Shareholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities register maintained by or on behalf of MEG, or (ii) in the case of Common Shares deposited by book-entry transfer of such Common Shares pursuant to the procedures set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, such Common Shares will be credited to the depositing holder’s account maintained with CDS or DTC, as applicable.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom Shareholders own Common Shares may charge a fee to tender any such Common Shares on their behalf. Shareholders should consult their investment advisor, stock broker, bank, trust company or other intermediary to determine whether any charges will apply.

By reason of the use by the abovesigned of an English language form of Letter of Transmittal, the abovesigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

NOTICE TO U.S. SHAREHOLDERS

Husky is a foreign private issuer and permitted to prepare the Offer to Purchase and Circular and related documents in accordance with Canadian disclosure requirements, which are different from those of the United States. Husky prepares its financial statements in accordance with Canadian generally accepted accounting principles, and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Shareholders should be aware that owning the Husky Shares may subject them to tax consequences both in the United States and in Canada. The Offer to Purchase and Circular may not describe these tax consequences fully. You should read any tax discussion in the Offer to Purchase and Circular, and holders of Common Shares are urged to consult their tax advisors. See Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations” and Section 20 of the Circular, “Certain United States Federal Income Tax Considerations”.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because Husky is incorporated in Alberta, Canada, some or all of Husky’s officers and directors and some or all of the experts named in the offering documents reside outside of the United States, and all or a substantial portion of Husky’s assets and of the assets of such persons are located outside the United States. Shareholders in the United States may not be able to sue Husky or its officers or directors in a non-U.S. court for violation of United States federal securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED HUSKY’S SHARES OFFERED IN THE OFFERING DOCUMENTS, OR HAS OR WILL HAVE DETERMINED IF ANY OFFERING DOCUMENTS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shareholders should be aware that, during the period of the Offer, Husky or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.

The Offer is being made for the securities of a Canadian company that does not have securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended. The Offer is not subject to Section 14(d) of the U.S. Exchange Act, or Regulation 14D promulgated by the U.S. Securities and Exchange Commission thereunder, or Rule 14e-1 under the U.S. Exchange Act.

No Offer to Sell or Solicitation of an Offer in Certain States

No offer to sell or solicitation of an offer to buy Husky Shares pursuant to the Offer is made in the U.S. states, districts and territories of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Montana, Nebraska, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming (collectively, the “Restricted States”) except only to a person who qualifies as an “exempt institutional investor” under the securities laws of the applicable Restricted State.

Any Shareholders who reside in one of the Restricted States and who wish to tender their Common Shares in exchange for any Husky Shares must qualify as an “exempt institutional investor” in such jurisdiction.

Each Shareholder residing in one of the Restricted States should confirm with its own advisors that it qualifies as an “exempt institutional investor” in the Restricted State where it resides.

In addition, no offer to sell or solicitation of an offer to buy Husky Shares pursuant to the Offer is being made in the state of New York or to Shareholders resident in New York. However, prior to the Expiry Time, Husky will take steps to register or qualify the Husky Shares to be issued in connection with the Offer in accordance with the securities laws of New York or may take other actions to enable Shareholders resident in New York to acquire Husky Shares in exchange for its Common Shares. Upon taking such steps, Husky will provide notice thereof to Shareholders as required by applicable law.

ALL U.S. HOLDERS SHOULD COMPLETE AND SUBMIT EITHER THE ENCLOSED IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8, IN ACCORDANCE WITH INSTRUCTION 9.

INSTRUCTIONS

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING COMMON SHARE CERTIFICATE(S);

2.	YOU ARE ACCEPTING THE OFFER USING THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITH DTC AND DO NOT HAVE AN AGENT’S MESSAGE; OR

3.	YOU PREVIOUSLY DELIVERED A NOTICE OF GUARANTEED DELIVERY.

SHAREHOLDERS WHO ACCEPT THE OFFER THROUGH A BOOK-ENTRY TRANSFER WILL BE DEEMED TO HAVE COMPLETED AND SUBMITTED A LETTER OF TRANSMITTAL AND BE BOUND BY THE TERMS HEREOF.

1.	Use of Letter of Transmittal

(a)

A Letter of Transmittal is not to be used by non-registered Shareholders. Most holders of Common Shares are non-registered Shareholders because the Common Shares they beneficially own are not registered in their names, but are instead registered in the name of an investment dealer, bank, trust company or other intermediary. Shareholders whose Common Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

(b)

This Letter of Transmittal, or a manually executed facsimile hereof, properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 3 below, together with accompanying outstanding Certificate(s) representing the Deposited Common Shares (or, alternatively, Book-Entry Confirmation with respect thereto) and all other documents required by the terms of the Offer and this Letter of Transmittal must be physically received by the Depositary at its office specified in this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on January 16, 2019, the Expiry Time, unless the Offer is accelerated, extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(c)

The method used to deliver this Letter of Transmittal, any accompanying outstanding Certificate(s) (“Certificate” means, as the context requires, any physical share certificate, or rights certificate, of MEG or a direct registration system advice commonly referred to as a DRS Advice or a similar document evidencing the electronic registration of ownership of Common Shares or SRP Rights) representing Common Shares (and if applicable, the Rights Certificates), and all other required documents is at the option and risk of the Shareholder depositing these documents. The Offeror recommends that these documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is recommended that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon physical receipt by the Depositary.

(d)

Shareholders can also accept the Offer by following the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”. A Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal unless such Shareholder is following the procedures for book-entry transfer with DTC and does not have an accompanying Agent’s Message. Shareholders who accept the Offer through a book-entry transfer will be deemed to have completed and submitted a Letter of Transmittal and be bound by the terms hereof. Accordingly, where Common Shares are deposited by book-entry transfer without delivery of an executed Letter of Transmittal, unless the context otherwise requires, references herein to the “undersigned” and “abovesigned” are to the person on whose behalf that book-entry transfer is made (notwithstanding that such person has not executed a Letter of Transmittal).

(e)	Other than as set out in paragraph (d) above, references herein to the “undersigned” and “abovesigned” are to the Shareholder identified in Block I.

2.	Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and (i) the Certificate(s) representing the Common Shares is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis, or (iii) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)

a Notice of Guaranteed Delivery (printed on PINK paper) in the form accompanying the Offer, or a manually executed facsimile thereof, properly completed and executed, including a guarantee of delivery by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)

the Certificate(s) representing all Deposited Common Shares, and, if the Separation Time has occurred at or prior to the Expiry Time and Rights Certificates have been distributed to Shareholders at or prior to the Expiry Time, the Rights Certificate(s) representing all deposited SRP Rights, in proper form for transfer, together with this Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in this Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and this Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in this Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX after the Expiry Time; and

(d)

in the case of SRP Rights where the Separation Time has occurred prior to the Expiry Time, but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the Rights Certificate(s) representing all deposited SRP Rights, together with this Letter of Transmittal or a manually executed facsimile thereof, properly completed and executed as required by the instructions set out in this Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and this Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in this Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

The Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by e-mail, facsimile or mailed to the Depositary at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Transmittal and accompanying Certificate(s) representing Common Shares (and, if applicable, the Rights Certificate(s)) and all other required documents to an address or transmission by facsimile or e-mail to a facsimile number or e-mail address other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks in Canada or the United States.

3.	Signatures

This Letter of Transmittal must be completed and executed by the Shareholder accepting the Offer described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 5).

(a)

If this Letter of Transmittal is signed by the registered holder(s) of the accompanying Certificate(s), such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or as written on the face of such Certificate(s) without any change whatsoever, and the Certificate(s) need not be endorsed. If such Certificate(s) is (are) owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)

Notwithstanding Instruction 3(a), if this Letter of Transmittal is executed by a person other than the registered holder(s) of the Certificate(s) deposited herewith, or if the cheque(s) and/or certificates for Husky Shares is (are) to be issued or delivered to a person other than the registered holder(s), or if the Certificate(s) representing Common Shares in respect of which the Offer is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of MEG:

(i)	the accompanying Certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s);

(ii)

the signature(s) on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as written on the face of the Certificate(s); and

(iii)

such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Common Share Certificate(s) deposited herewith or in the circumstances set out in Instruction 3(b), such signatures must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share Certificate or share transfer power of attorney is executed by a person on behalf of an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. Either of the Offeror or the Depositary, at its sole discretion, may require additional evidence of authority or additional documentation.

6.	Delivery Instructions

If any cheque(s) and/or certificates for Husky Shares, as applicable, is (are) to be sent to or, in respect of partial deposits of Common Shares, Certificates representing Common Shares are to be returned to, someone at an address other than the address of the Shareholder as it appears in Block A on this Letter of Transmittal, entitled “Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should also be completed. If Block B is not completed, any cheque(s) and/or certificates for Husky Shares will be mailed to the depositing Shareholder at the address of such Shareholder as it appears in Block A or, if no address is provided in Block A, then it will be mailed to the address of such Shareholder as it appears on the securities register maintained by or on behalf of MEG. Any cheque(s) and/or certificates for Husky Shares mailed in accordance with the terms of the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.	Partial Deposits

If less than the total number of Common Shares evidenced by any Certificate(s) submitted is to be deposited, fill in the number of Common Shares to be deposited in the appropriate space in Box 1, entitled “Description of Common Shares Deposited Under the Offer” on this Letter of Transmittal. In such case, new Certificate(s) for the number of Common Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time (unless such holder completes Block B on this Letter of Transmittal). The total number of Common Shares evidenced by all Certificates delivered will be deemed to have been deposited unless otherwise indicated. Note that this Instruction is not applicable to holders who deposit their Common Shares by book-entry transfer.

8.	Solicitation

The Offeror may, in its sole discretion, retain the services of a dealer manager to form and manage a soliciting dealer group to solicit acceptances of the Offer on terms and conditions, including the payment of fees and reimbursement of expenses, as are customary in a retainer agreement for such services. The Offeror expects that if a dealer manager is engaged and/or a soliciting dealer group is formed, then the Offeror will provide notice of such event by press release and/or such other means as the Offeror may determine. Investment advisors or registered representatives employed by soliciting dealers, if any, may solicit their clients to tender their Common Shares to the Offer.

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block H on this Letter of Transmittal, entitled “Dealer or Broker Soliciting Acceptance of the Offer”, and present a list of beneficial holders, if applicable.

9.	Important Tax Information for U.S. Shareholders

To prevent backup withholding on all or a portion of any payment made to a U.S. Holder (or person acting on behalf of a U.S. Holder) with respect to the Common Shares tendered, you are required, if you are a U.S. Person for Tax Purposes (as defined below), to notify us of your current U.S. taxpayer identification number, “TIN,” (or the TIN of the person on whose behalf you are acting) and certify, under penalties of perjury, that such TIN is correct, that you are not subject to backup withholding and that you are a U.S. Person for Tax Purposes, by properly completing and executing the Form W-9 (which is provided below) as described more fully below. The TIN is generally the U.S. Social Security number or the U.S. federal employer identification number of the U.S. Person for Tax Purposes. The U.S. Person for Tax Purposes is required to furnish the TIN of the registered owner of the Common Shares. The instructions on pages 4 and 5 of the Form W-9 explain the proper certification to use if the Common Shares are registered in more than one name or are not registered in the name of the actual owner. If you are a U.S. Holder that is not a U.S. Person for Tax Purposes, you may be subject to backup withholding on all or a portion of any payments received pursuant to the Offer unless you furnish the appropriate, properly completed and executed Internal Revenue Service (“IRS”) Form W-8, which may be obtained at the IRS website (www.irs.gov).

Backup withholding is not an additional tax. Amounts withheld are creditable against the U.S. Holder’s regular U.S. federal income tax liability, and any amount over-withheld generally will be refundable to the U.S. Holder, in each case, if the U.S. Holder properly files a U.S. federal income tax return in a timely manner.

You are a “U.S. Person for Tax Purposes” if you are, for U.S. federal income tax purposes: (1) a citizen or a resident of the United States (including a U.S. resident alien); (2) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (or any state thereof, including the District of Columbia); (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or certain other electing trusts).

Certain U.S. Persons for Tax Purposes (including certain corporations) are exempt from backup withholding and certain information reporting requirements. Such exempt holders should indicate their exempt status by entering in the correct “Exempt payee code” on line 4 in IRS Form W-9. See the instructions beginning on page 3 of the Form W-9 for additional instructions. Each U.S. Holder is urged to consult his or her own tax advisor to determine whether, in connection with the Offer, such holder is exempt from backup withholding and information reporting, and the procedure for obtaining such exemption.

Failure to provide the required information on the Form W-9 or to provide a Form W-8, as applicable, may subject the U.S. Holder to penalties imposed by the IRS and backup withholding on all or a portion of any payment received pursuant to the Offer. Serious penalties may be imposed for providing false information which, if wilfully done, may result in fines and/or imprisonment.

Please note that the foregoing certifications do not exempt any holder from any compensation-related or other withholding that may be required. Payments made pursuant to the Offer that are treated as wages will be subject to all applicable wage withholding, regardless of whether a Form W-9 or applicable Form W-8 is provided.

Taxes withheld from the consideration paid pursuant to the Offer will be treated for all purposes as having been paid to the persons with respect to whom such amounts were withheld.

ANY SHAREHOLDER WHO IS A U.S. PERSON FOR TAX PURPOSES AND WHO FAILS TO PROPERLY COMPLETE THE FORM W-9 SET OUT IN THIS LETTER, AND ANY U.S. HOLDER WHO IS NOT A U.S. PERSON FOR TAX PURPOSES AND WHO FAILS TO PROPERLY COMPLETE THE APPROPRIATE FORM W-8, MAY BE

SUBJECT TO BACKUP WITHHOLDING AT THE APPLICABLE STATUTORY RATE (CURRENTLY 24%) WITH RESPECT TO ALL OR A PORTION OF PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER AND MAY BE SUBJECT TO PENALTIES.

10.	Currency of Payment

All cash payments under the Offer will be paid in Canadian dollars.

11.	Miscellaneous

(a)

If the space in Box 1 of this Letter of Transmittal is insufficient to list all Certificates for Common Shares or SRP Rights, additional Certificate numbers and numbers of securities may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)

No alternative, conditional or contingent deposits will be accepted and no fractional Common Shares will be purchased. All depositing Shareholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of Deposited Common Shares for payment, except as required by applicable Laws.

(d)

The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta and all courts competent to hear appeals therefrom.

(e)

The Offeror will not pay any fees or commissions to any stockbroker, dealer or other person for soliciting deposits of Common Shares under the Offer, other than to members of the Soliciting Dealer Group and the Depositary and except as otherwise set out in the Offer to Purchase and Circular.

(f)	Before completing this Letter of Transmittal, you are urged to read the Offer to Purchase and Circular.

(g)

All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination will be final and binding. The Offeror reserves the absolute right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Common Shares. There shall be no duty or obligation of the Offeror, the Depositary, or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer to Purchase and Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in the Offer to Purchase and Circular.

(h)

Additional copies of the Offer to Purchase and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary at the address specified in this Letter of Transmittal. Copies of this Letter of Transmittal and related materials may also be accessed at www.sedar.com.

(i)

Deposits of Common Shares will not be accepted from or on behalf of Shareholders in any jurisdiction outside of Canada in which the acceptance of the Offer would not be in compliance with the laws of that jurisdiction.

12.	Lost Certificates

If a Certificate representing Common Shares has been lost, stolen, mutilated or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary at its office specified in this Letter of Transmittal. The Depositary will forward such letter to MEG’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a Certificate representing Common Shares has been lost, stolen, mutilated or destroyed, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement Certificate in sufficient time to permit the Common Shares represented by the replacement Certificate to be deposited under the Offer at or prior to the Expiry Time.

13.	Assistance

Questions and requests for assistance in accepting the Offer and in depositing Common Shares with the Depositary may be directed to the Information Agent, D.F. King Canada, by telephone at 1-800-761-6707 (North American Toll Free Number) or +1-212-771-1133 (outside North America) or by email at inquiries@dfking.com. Shareholders may also contact their brokers or other intermediaries for assistance concerning the Offer.

Form **W-9**
(Rev. November 2017)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 11-2017)

Form W-9 (Rev. 11-2017) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 11-2017) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or ?doing business as? (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a ?disregarded entity.? See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, ?Business name/disregarded entity name.? If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. Page 3 IF the entity/person on line 1 is THEN check the box for . . . a(n) . . . Corporation Corporation Individual Individual/sole proprietor or single Sole proprietorship, or member LLC Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. LLC treated as a partnership for Limited liability company and enter U.S. federal tax purposes, the appropriate tax classification. LLC that has filed Form 8832 or (P= Partnership; C= C corporation; 2553 to be taxed as a corporation, or S= S corporation) or LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. Partnership Partnership Trust/estate Trust/estate Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Corporations are not exempt from backup withholding with respect to attorneys? fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1?An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2?The United States or any of its agencies or instrumentalities 3?A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4?A foreign government or any of its political subdivisions, agencies, or instrumentalities 5?A corporation 6?A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7?A futures commission merchant registered with the Commodity Futures Trading Commission 8?A real estate investment trust 9?An entity registered at all times during the tax year under the Investment Company Act of 1940 10?A common trust fund operated by a bank under section 584(a) 11?A financial institution 12?A middleman known in the investment community as a nominee or custodian 13?A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 11-2017) The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Payments over $600 required to be Generally, exempt payees reported and direct sales over 1 through 52 $5,0001 Payments made in settlement of Exempt payees 1 through 4 payment card or third party network transactions 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys? fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with ?Not Applicable? (or any similar indication) written or printed on the line for a FATCA exemption code. A?An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B?The United States or any of its agencies or instrumentalities C?A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D?A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E?A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F?A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G?A real estate investment trust H?A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I?A common trust fund as defined in section 584(a) J?A bank as defined in section 581 K?A broker L?A trust exempt from tax under section 664 or described in section 4947(a)(1) Page 4 M?A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner?s SSN (or EIN, if the owner has one). Do not enter the disregarded entity?s EIN. If the LLC is classified as a corporation or partnership, enter the entity?s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write ?Applied For? in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering ?Applied For? means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 11-2017) Page **5**

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2] Circle the minor’s name and furnish the minor’s SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 11-2017) The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Page 6 Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Instructions for the Requester of Form W-9

(Rev. November 2017)

Request for Taxpayer Identification Number and Certification

Department of the Treasury
Internal Revenue Service

Section references are to the Internal Revenue Code unless otherwise noted.

Future Developments

For the latest developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *IRS.gov/FormW9*.

Reminders

FATCA and backup withholding exemptions. FATCA requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Form W-9 has an *Exemptions* box on the front of the form that includes entry for the *Exempt payee code (if any)* and *Exemption from FATCA Reporting Code (if any)*. The references for the appropriate codes are in the *Exemptions* section of Form W-9, and in the *Payees Exempt From Backup Withholding* and *Payees and Account Holders Exempt From FATCA Reporting* sections of these instructions.

The *Certification* section in Part II of Form W-9 includes certification relating to FATCA reporting.

Backup withholding rate. The backup withholding rate is 28% for reportable payments.

Backup withholding liability. If you do not collect backup withholding from affected payees as required, you may become liable for any uncollected amount.

TIN matching e-services. The IRS website offers TIN Matching e-services for certain payers to validate name and TIN combinations. See *Taxpayer Identification Number (TIN) Matching* on page 4.

How Do I Know When To Use Form W-9?

Use Form W-9 to request the taxpayer identification number (TIN) of a U.S. person (including a resident alien) and to request certain certifications and claims for exemption. (See *Purpose of Form* on Form W-9.) Withholding agents may require signed Forms W-9 from U.S. exempt recipients to overcome a presumption of foreign status. For federal tax purposes, a U.S. person includes but is not limited to:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- Any estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

A partnership may require a signed Form W-9 from its U.S. partners to overcome a presumption of foreign status and to avoid withholding on the partner's allocable share of the partnership's effectively connected income. For more information, see Regulations section 1.1446-1.

A participating foreign financial institution (PFFI) should request Form W-9 from an account holder that is a U.S. person. If an account is jointly held, the PFFI should request a Form W-9 from each holder that is a U.S. person.

Advise foreign persons to use the appropriate Form W-8 or Form 8233, Exemption From Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, for more information and a list of the W-8 forms.

Electronic Submission of Forms W-9

Requesters may establish a system for payees and payees' agents to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester.

Payee's agent. A payee's agent can be an investment advisor (corporation, partnership, or individual) or an introducing broker. An investment advisor must be registered with the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940. The introducing broker is a broker-dealer that is regulated by the SEC and the National Association of Securities Dealers, Inc., and that is not a payer. Except for a broker who acts as a payee's agent for "readily tradable instruments," the advisor or broker must show in writing to the payer that the payee authorized the advisor or broker to transmit the Form W-9 to the payer.

Electronic system. Generally, the electronic system must:

- Ensure the information received is the information sent, and document all occasions of user access that result in the submission;
- Make reasonably certain that the person accessing the system and submitting the form is the person identified on Form W-9, the investment advisor, or the introducing broker;
- Provide the same information as the paper Form W-9;
- Be able to supply a hard copy of the electronic Form W-9 if the Internal Revenue Service requests it; and
- Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission. The electronic signature must be under penalties of perjury and the perjury statement must contain the language of the paper Form W-9.

TIP *For Forms W-9 that are not required to be signed, the electronic system need not provide for an electronic signature or a perjury statement.*

For more details, see the following.

- Announcement 98-27, which is on page 30 of Internal Revenue Bulletin 1998-15 at *www.irs.gov/pub/irs-irbs/irb98-15.pdf*.
- Announcement 2001-91, which is on page 221 of Internal Revenue Bulletin 2001-36 at *www.irs.gov/pub/irs-irbs/irb01-36.pdf*.

Nov 21, 2017

Cat. No. 20479P

Individual Taxpayer Identification Number (ITIN)

Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee's (or other person's) correct name and TIN. For individuals, the TIN is generally a social security number (SSN).

However, in some cases, individuals who become U.S. resident aliens for federal tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

Note. ITINs that haven't been included on a U.S. federal tax return at least once in the last three consecutive tax years will expire. Expired ITINs must be renewed in order to avoid delays in processing the ITIN holder's tax return. If the IRS deactivates the ITIN because it has expired, the ITIN may still be used on Form W-9. However, the ITIN holder will have to apply to renew the deactivated ITIN if there is a need to file a tax return. For more information, see the Instructions for Form W-7.

Substitute Form W-9

You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the official IRS Form W-9 and it satisfies certain certification requirements.

You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards. However, the certifications on the substitute Form W-9 must clearly state (as shown on the official Form W-9) that under penalties of perjury:

1. The payee's TIN is correct,
2. The payee is not subject to backup withholding due to failure to report interest and dividend income,
3. The payee is a U.S. person, and
4. The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct.

You may provide certification instructions on a substitute Form W-9 in a manner similar to the official form. If you are not collecting a FATCA exemption code by omitting that field from the substitute Form W-9 (see Payees and Account Holders Exempt From FATCA Reporting, later), you may notify the payee that item 4 does not apply.

You may not:

1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications, or
2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly stated.

If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented to stand out in the same manner as described above and must appear immediately above the single signature line:

"The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding."

If you use a substitute form, you are required to provide the Form W-9 instructions to the payee only if he or she requests them. However, if the IRS has notified the payee that backup withholding applies, then you must instruct the payee to strike out the language in the certification that relates to underreporting. This instruction can be given orally or in writing. See item 2 of the *Certification* on Form W-9. You can replace "defined below" with "defined in the instructions" in item 3 of the *Certification* on Form W-9 when the instructions will not be provided to the payee except upon request. For more information, see Rev. Proc. 83-89,1983-2 C.B. 613; amplified by Rev. Proc. 96-26, which is on page 22 of Internal Revenue Bulletin 1996-8 at www.irs.gov/pub/irs-irbs/irb96-08.pdf.

TIN Applied For

For interest and dividend payments and certain payments with respect to readily tradable instruments, the payee may return a properly completed, signed Form W-9 to you with "Applied For" written in Part I. This is an "awaiting-TIN" certificate. The payee has 60 calendar days, from the date you receive this certificate, to provide a TIN. If you do not receive the payee's TIN at that time, you must begin backup withholding on payments.

Reserve rule. You must backup withhold on any reportable payments made during the 60-day period if a payee withdraws more than $500 at one time, unless the payee reserves an amount equal to the current year's backup withholding rate on all reportable payments made to the account.

Alternative rule. You also may elect to backup withhold during this 60-day period, after a 7-day grace period, under one of the two alternative rules discussed below.

Option 1. Backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

Option 2. Backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals, beginning no later than 7 business days after you receive the awaiting-TIN certificate.

CAUTION *The 60-day exemption from backup withholding does not apply to any payment other than interest, dividends, and certain payments relating to readily tradable instruments. Any other reportable payment, such as nonemployee compensation, is subject to backup withholding immediately, even if the payee has applied for and is awaiting a TIN.*

Even if the payee gives you an awaiting-TIN certificate, you must backup withhold on reportable interest and dividend payments if the payee does not certify, under penalties of perjury, that the payee is not subject to backup withholding.

If you do not collect backup withholding from affected payees as required, you may become liable for any uncollected amount.

Payees Exempt From Backup Withholding

The following payees are exempt from backup withholding with respect to the payments below, and should enter the corresponding exempt payee code on Form W-9. You may rely on the payee's claim of exemption unless you have actual knowledge that the exempt payee code and/or classification selected are not valid, or if they are inconsistent with each other.

-2-

Instr. for Req. of Form W-9 (Rev. 11-2017)

In that case, you may rely on the Form W-9 for purposes of obtaining the payee's TIN, but you must treat the payee as non-exempt. If the payee failed to enter an exempt payee code, but the classification selected indicates that the payee is exempt, you may accept the classification and treat the payee as exempt unless you have actual knowledge that the classification is not valid.

If the payee is not exempt, you are required to backup withhold on reportable payments if the payee does not provide a TIN in the manner required or does not sign the certification, if required.

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2. The United States or any of its agencies or instrumentalities;

3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities;

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5. A corporation;

6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession;

7. A futures commission merchant registered with the Commodity Futures Trading Commission;

8. A real estate investment trust;

9. An entity registered at all times during the tax year under the Investment Company Act of 1940;

10. A common trust fund operated by a bank under section 584(a);

11. A financial institution;

12. A middleman known in the investment community as a nominee or custodian; or

13. A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding as indicated for payees listed in 1 through 13, above.

Interest and dividend payments. All listed payees are exempt except the payee in item 7.

Broker transactions. All payees listed in items 1 through 4 and 6 through 11 are exempt. Also, C corporations are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker also is exempt.

Barter exchange transactions and patronage dividends. Only payees listed in items 1 through 4 are exempt.

Payments reportable under sections 6041 and 6041A. Payees listed in items 1 through 5 generally are exempt.

However, the following payments made to a corporation and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.

- Medical and health care payments.
- Attorneys' fees (also gross proceeds paid to an attorney, reportable under section 6045(f)).
- Payments for services paid by a federal executive agency. (See Rev. Rul. 2003-66, which is on page 1115 of Internal Revenue Bulletin 2003-26 at www.irs.gov/pub/irs-irbs/irb03-26.pdf.)

Payments made in settlement of payment card or third party network transactions. Only payees listed in items 1 through 4 are exempt.

Payments Exempt From Backup Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, 6050N, and 6050W and their regulations. The following payments generally are exempt from backup withholding.

Dividends and patronage dividends.

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
- Payments of patronage dividends not paid in money.
- Payments made by certain foreign organizations.
- Section 404(k) distributions made by an ESOP.

Interest payments.

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
- Payments described in section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Mortgage or student loan interest paid to you.

Other types of payment.

- Wages.
- Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, an owner-employee plan, or other deferred compensation plan.
- Distributions from a medical or health savings account and long-term care benefits.
- Certain surrenders of life insurance contracts.
- Distribution from qualified tuition programs or Coverdell ESAs.
- Gambling winnings if regular gambling winnings withholding is required under section 3402(q). However, if regular gambling winnings withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
- Real estate transactions reportable under section 6045(e).
- Cancelled debts reportable under section 6050P.
- Fish purchases for cash reportable under section 6050R.

Payees and Account Holders Exempt From FATCA Reporting

Reporting under chapter 4 (FATCA) with respect to U.S. persons generally applies only to foreign financial institutions (FFI) (including a branch of a U.S. financial institution that is treated as an FFI under an applicable intergovernmental agreement (IGA)). Thus, for example, a U.S. financial institution maintaining an account in the United States does not need to collect an exemption code for FATCA reporting. If you are providing a Form W-9, you may pre-populate the FATCA exemption code with "Not Applicable," "N/A," or a similar indication that an exemption from FATCA reporting does not apply. Any payee that provides such a form, however, cannot be treated as exempt from FATCA reporting. For details on the FATCA reporting

Instr. for Req. of Form W-9 (Rev. 11-2017) -3-

financial requirements, institutions including are required specific information to report, see regarding sections which 1471 to 1.1471-3(d)(2) 1474 and related for regulations. when an FFI See may Regulations rely on documentary section evidence person and to see treat Regulations a U.S. person section as other 1.1471-3(f)(3) than a specified for when U.S. an FFI person. may presume a U.S. person as other than a specified U.S. youIf know you receive or have a reason Form W-9 to know with a the FATCA person exemption is a specified code U. and S. person, exempt from you may FATCA not rely reporting. on the However, Form W-9 you to treat may the still person rely on as an otherwise U.S. person. completed An exemption Form W-9 from to FATCA treat a reporting person as (or a lack specified in thereof) these does instructions. not affect The backup following withholding are not specified as described U.S. earlier persons and are thus exempt from FATCA reporting. anyA. individual An organization retirement exempt plan as from defined tax under in section section 7701(a)(37); 501(a), or instrumentalities; B. The United States or any of its agencies or possession, C. A state, or the any District of their of political Columbia, subdivisions, a U.S. commonwealth agencies, or or instrumentalities; or more D. A established corporation securities the stock of markets, which is as regularly described traded in Reg. on one section 1.1472-1(c)(1)(i); affiliated E. A corporation group as a corporation that is a member described of the in same Reg. expanded section 1.1472-1(c)(1)(i); instruments F. A dealer (including in securities, notional commodities, principal contracts, or derivative futures, financial forwards, of the United and States options) or any that State; is registered as such under the laws G. A real estate investment trust; 851 H. or A an regulated entity registered investment at all company times during as defined the tax in year section under the Investment Company Act of 1940; I. A common trust fund as defined in section 584(a); J. A bank as defined in section 581; K. A broker; section L. A 4947; trust exempt or from tax under section 664 or described in 457(g) M. A plan. tax-exempt trust under a section 403(b) plan or section Joint Foreign Payees If Form the first W-8 payee or a similar listed statement on an account signed gives under you penalties a of perjury, backup withholding applies unless: foreign 1. Every status, joint or payee provides the statement regarding foreign 2. Any status one gives of the you joint a TIN. payees who has not established status If any gives one you of the a TIN, joint use payees that number who has for not purposes established of backup foreign withholding and information reporting. for For the Requester more information of Forms on W-8BEN, foreign payees, W-8ECI, see W-8EXP, the Instructions and W-8IMY. Names and TINs To Use for Information Reporting Show the information the full name return and filed address with the as IRS provided and on on the Form copy W-9 on furnished ?NEW?, you to should the payee. update If the your payee records. has marked If you made their address payments to name, more enter than on one the payee first name or the line account of the is information in more than return one only the may name show of the the names payee of whose any other TIN individual is shown on payees Form in W-9. the You area below showing the an first ITIN name must line have on the the name information exactly return. as shown Forms on W-9 line U.S. 1a account of the Form on Form W-7 8966, application. FATCA If Report, you are and a PFFI the account reporting is a jointly holder. held by U.S. persons, file a separate Form 8966 for each For information more information reporting, on see the section names J and of the TINs General to use for TIP Instructions for Certain Information Returns. Notices From the IRS The the information IRS will send return you you a notice filed if do the not payee’s match name the IRS’s and records. TIN on (See receive Taxpayer a backup Identification withholding Number notice, you (TIN) may Matching. have to) send If you a ?B? notice Withholding to the for payee Missing to solicit and another Incorrect TIN. Name/TIN(s), Pub. 1281, contains Backup copies notice, of you the also two may types have of ?B? to send notices. a solicitation If you receive to the a payee. penalty See Requirements Pub. 1586, for Reasonable Missing and Cause Incorrect Regulations Name/TINs. and Taxpayer Identification Number (TIN) Matching TIN to file Matching Forms 1099-B, allows a DIV, payer INT, or K, authorized MISC, OID, agent and/or who PATR is required to match submitting TIN the and forms name to combinations the IRS. TIN with Matching IRS records is one of before the e-services IRS website. products Go to IRS. thatgov is offered and enter and ?e-services? is accessible in through the search the combinations box. It is anticipated before that filing payers information who validate returns the will TIN receive and fewer name backup withholding (CP2100) notices and penalty notices. Additional Information For more information on backup withholding, see Pub. 1281. -4- Instr. for Req. of Form W-9 (Rev. 11-2017)

The Information Agent for the Offer is:

North American Toll Free Phone:

1-800-761-6707

Outside North America, Banks, Brokers and Collect Calls: 1.212.771.1133

Email: inquiries@dfking.com

The Depositary for the Offer is:

By Mail P.O. Box 1036 Adelaide Street Postal Station Toronto, ON M5C 2K4 Attention: Corporate Actions	By Registered Mail, Hand or by Courier 1 Toronto Street Suite 1200 Toronto, ON M5C 2V6 Attention: Corporate Actions

Toll Free: 1 800 387-0825

Telephone (Local): (416) 682-3860

E-Mail: inquiries@astfinancial.com

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer to Purchase and Circular may be directed by Shareholders to the Depositary and the Information Agent at the telephone numbers and location set out above. You may also contact your broker or other intermediary for assistance concerning the Offer. To keep current with further developments and information about the Offer, visit www.huskyenergy.com/bettertogether.